Exhibit 99.1

INVESTOR CONTACT Chad Bennett chad.bennett@teradata.com MEDIA CONTACT Jennifer Donahue jennifer.donahue@teradata.com

Teradata Reports Second Quarter 2024 Financial Results

•Second quarter public cloud ARR of $542 million, an increase of 31% as reported and 32% in constant currency from the prior year period(1)
•Cloud net expansion rate of 123%
•GAAP operating margin was 15.1%, up 800 basis points year-over-year
•Non-GAAP operating margin was 22.0%, up 640 basis points year-over-year(2)
•GAAP diluted EPS was $0.38, up 124% year-over-year
•Non-GAAP diluted EPS was $0.64, up 33% year-over-year(2)

SAN DIEGO – August 5, 2024 -- Teradata (NYSE: TDC) today announced its second quarter 2024 financial results.

“Teradata delivered another quarter of strong growth in Cloud ARR, increasing 32% in constant currency, and we maintained our robust 123% net expansion rate in the cloud,” said Steve McMillan, President and Chief Executive Officer, Teradata. “We are taking decisive action across the business to improve our execution and efficiency to reaccelerate profitable growth. The underlying fundamentals of our business are strong. In a world where analytics and AI underpin a company’s success, our hybrid cloud platform and foundation of trusted data and analytics are what they need to consistently deliver value to their business.”

Second Quarter 2024 Financial Highlights Compared to Second Quarter 2023

•Public cloud ARR increased to $542 million from $414 million, an increase of 31% as reported and 32% in constant currency(1)
•Total ARR decreased to $1.465 billion from $1.523 billion, a decrease of 4% as reported and 3% in constant currency(1)
•Recurring revenue was $368 million versus $371 million a decrease of 1% as reported and an increase of 2% in constant currency (1)
•Total revenue was $436 million versus $462 million, a decrease of 6% as reported and 3% in constant currency(1)
•Recurring revenue was 84% of total revenue versus 80%
•GAAP gross margin was 60.8% versus 59.7%
•Non-GAAP gross margin was 62.2% versus 60.6%(2)
•GAAP operating income was $66 million versus $33 million
•Non-GAAP operating income was $96 million versus $72 million(2)

•GAAP diluted EPS was $0.38 versus $0.17 per share
•Non-GAAP diluted EPS was $0.64 versus $0.48 per share(2)
•Cash flow from operations was $43 million compared to $49 million
•Free cash flow was $39 million compared to $46 million(3)

Restructuring Action
Teradata announced that it has realigned its sales function and initiated global restructuring and cost reduction actions to optimize operations, reduce non-revenue generating expenses, and drive efficiencies for long-term growth and profitability, resulting in a reduction of approximately 9% to 10% of its global workforce that is expected to result in:

•Operating expenses reducing by approximately $75M to $80M on an annualized run rate. Teradata expects to re-invest a portion of this amount back into revenue generating growth areas.
•Total cash expenditures from severance payments of approximately $45M to $50M, of which payments in 2024 are approximately $30M to $35M. The remaining payments will be made in 2025.
•Non-GAAP operating profit to benefit by approximately $15M to $20M in 2024.

Outlook
For the third quarter of 2024:
•GAAP diluted EPS is expected to be in the range of $0.14 to $0.18 per share
•Non-GAAP diluted EPS is expected to be in the range of $0.54 to $0.58 per share(2)

For the full-year 2024, Teradata updates the following ranges:
•Public cloud ARR growth of 28% to 32% year-over-year, in constant currency(4)
•Total ARR in the range of -2% to -4% year-over-year, in constant currency(4)
•Recurring revenue in the range of flat to -2% year-over-year, in constant currency(4)
•Total revenue in the range of -2% to -4% year-over-year, in constant currency(4)
•Cash flow from operations of $290 million to $310 million
•Free cash flow of $270 million to $290 million(3)
•GAAP diluted EPS is expected to be in the range of $0.89 to $0.95 per share
•Non-GAAP diluted EPS is expected to be in the range of $2.20 to $2.26 per share(2)

Earnings Conference Call
A conference call is scheduled for today at 2:00 p.m. PT to discuss the Company’s second quarter 2024 results, 2024 outlook, and provide a business and financial update. Access to the conference call, as well as a replay of the conference call, is available on Teradata’s website at investor.teradata.com.

Supplemental Financial Information

Additional information regarding Teradata’s operating results is provided below as well as on Teradata’s website at investor.teradata.com.

1.The impact of currency is determined by calculating the prior-period results using the current-year monthly average currency rates. See the foreign currency fluctuation schedule, which is used to determine revenue on a constant currency (“CC”) basis, on the Investor Relations page of the Company’s website at investor.teradata.com

Revenue
(in millions)
	For the Three Months ended June 30
	2024	2023	% Change as Reported	% Change in CC
Recurring revenue	$368	$371	(1)%	2%
Perpetual software licenses, hardware and other	5	13	(62)%	(58)%
Consulting services	63	78	(19)%	(15)%
Total revenue	$436	$462	(6)%	(3)%

Americas	$250	$268	(7)%	(4)%
EMEA	116	118	(2)%	2%
APJ	70	76	(8)%	(4)%
Total revenue	$436	$462	(6)%	(3)%

Revenue
(in millions)
	For the Six Months ended June 30
	2024	2023	% Change as Reported	% Change in CC
Recurring revenue	$756	$760	(1)%	1%
Perpetual software licenses, hardware and other	13	26	(50)%	(49)%
Consulting services	132	152	(13)%	(9)%
Total revenue	$901	$938	(4)%	(2)%

Americas	$527	$560	(6)%	(4)%
EMEA	241	235	3%	4%
APJ	133	143	(7)%	(2)%
Total revenue	$901	$938	(4)%	(2)%

	As of June 30
	2024	2023	% Change as Reported	% Change in CC
Annual recurring revenue*	$1,465	$1,523	(4)%	(3)%
Public cloud ARR**	$542	$414	31%	32%

The impact of currency on ARR is determined by calculating the prior period ending ARR using the current period end currency rates.

* Annual recurring revenue ("ARR") is defined as the annual value at a point in time of all recurring contracts, including subscription, cloud, software upgrade rights and maintenance. Total ARR does not include managed services and third-party software. The Company believes this is a useful metric to investors as it demonstrates progress toward achieving our strategic objectives as outlined in the Form 10-K and Form 10-Q.

** Public cloud ARR is defined as the annual value at a point in time of all contracts related to public cloud implementations of Teradata VantageCloud and does not include ARR related to private or managed cloud implementations. The Company believes this is a useful metric to investors as it demonstrates progress toward achieving our strategic objectives as outlined in the Form 10-K and Form 10-Q.

2.Teradata reports its results in accordance with GAAP. However, as described below, the Company believes that certain non-GAAP measures such as free cash flow, non-GAAP gross profit, non-GAAP operating income, non-GAAP net income, and non-GAAP diluted earnings per share, all of which exclude certain items, and which may be reported on a constant currency basis, are useful for investors. Our non-GAAP measures are not meant to be considered in isolation to, as substitutes for, or superior to, results determined in accordance with GAAP, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. Each of our non-GAAP measures do not have a uniform definition under GAAP and therefore, Teradata’s definition may differ from other companies’ definitions of these measures.

The following tables reconcile Teradata’s actual and projected results and EPS under GAAP to the Company’s actual and projected non-GAAP results and EPS for the periods presented, which exclude certain specified items. Our management internally uses supplemental non-GAAP financial measures, such as gross profit, operating income, net income, and EPS, excluding certain items, to understand, manage and evaluate our business and support operating decisions on a regular basis. The Company believes such non-GAAP financial measures (1) provide useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations, (2) are useful for period-over-period comparisons of such operations and results, that may be more easily compared to peer companies and allow investors a view of the Company’s operating results excluding stock-based compensation expense and special items, (3) provide useful information to management and investors regarding present and future business trends, and (4) provide consistency and comparability with past reports and projections of future results.

	For the Three Months			For the Six Months
(in millions, except per share data)	ended June 30			ended June 30
Gross Profit:	2024	2023	% Chg.	2024	2023	% Chg.
GAAP Gross Profit	$265	$276	(4)%	$549	$578	(5)%
% of Revenue	60.8%	59.7%		60.9%	61.6%

Excluding:
Stock-based compensation expense	5	4		9	8
Reorganization and transformation cost	1	—		2	—
Non-GAAP Gross Profit	$271	$280	(3)%	$560	$586	(4)%
% of Revenue	62.2%	60.6%		62.2%	62.5%

Operating Income
GAAP Operating Income	$66	$33	100%	$114	$112	2%
% of Revenue	15.1%	7.1%		12.7%	11.9%

Excluding:
Stock-based compensation expense	29	35		63	63
Reorganization and transformation cost	1	4		8	5
Non-GAAP Operating Income	$96	$72	33%	$185	$180	3%
% of Revenue	22.0%	15.6%		20.5%	19.2%

Net Income
GAAP Net Income	$37	$17	118%	$57	$57	—%
% of Revenue	8.5%	3.7%		6.3%	6.1%

Excluding:
Stock-based compensation expense	29	35		63	63
Reorganization and transformation cost	1	4		8	5
Argentina Blue Chip Swap	—	—		2	—
Income tax adjustments (i)	(5)	(7)		(11)	(13)
Non-GAAP Net Income	$62	$49	27%	$119	$112	6%
% of Revenue	14.2%	10.6%		13.2%	11.9%

	For the Three Months		For the Six Months
	ended June 30		ended June 30		2024 Outlook
Earnings Per Share:	2024	2023	2024	2023	Q3	FY
GAAP Earnings Per Share	$0.38	$0.17	$0.58	$0.55	$0.14 - $0.18	$0.89 - $0.95
Excluding:
Stock-based compensation expense	0.30	0.34	0.63	0.61	0.31	1.26
Reorganization and transformation cost	0.01	0.04	0.08	0.05	0.18	0.29
Argentina Blue Chip Swap	—	—	0.02	—	—	0.02
Income tax adjustments(i)	(0.05)	(0.07)	(0.11)	(0.13)	(0.09)	(0.26)
Non-GAAP Diluted Earnings Per Share	$0.64	$0.48	$1.20	$1.08	$0.54 - $0.58	$2.20 - $2.26

i.Represents the income tax effect of the pre-tax adjustments to reconcile GAAP to Non-GAAP income based on the applicable jurisdictional statutory tax rate of the underlying item. Including the income tax effect assists investors in understanding the tax provision associated with those adjustments and the effective tax rate related to the underlying business and performance of the Company’s ongoing operations. As a result of these adjustments, the Company’s non-GAAP effective tax rate for the three months ended June 30, 2024, was 27.1% and June 30, 2023, was 22.2%. For the six months ended June 30, 2024, was 25.6% and June 30, 2023, was 25.3%.

3.As described below, the Company believes that free cash flow is a useful non-GAAP measure for investors. Free cash flow does not have a uniform definition under GAAP in the United States and therefore, Teradata's definition may differ from other companies' definitions of this measure. Teradata defines free cash flow as cash provided by/used in operating activities, less capital expenditures for property and equipment and additions to capitalized software. Teradata’s management uses free cash flow to assess the financial performance of the Company and believes it is useful for investors because it relates the operating cash flow of the Company to the capital that is spent to continue and improve business operations. In particular, free cash flow indicates the amount of cash generated after capital expenditures which can be used for among other things, investments in the Company's existing businesses, strategic acquisitions, strengthening the Company’s balance sheet, repurchase of Company stock and repay the Company’s debt obligations. Free cash flow does not represent the residual cash flow available for discretionary expenditures since there may be other non-discretionary expenditures that are not deducted from the measure. This non-GAAP measure should not be considered as a substitute for, or superior to, cash flows from operating activities under GAAP.

	For the Three Months		For the Six Months
(in millions)	ended June 30		ended June 30		Outlook
	2024	2023	2024	2023	2024
Cash provided by operating activities (GAAP)	$43	$49	$70	$158	$290 to $310
Less total capital expenditures	(4)	(3)	(10)	(7)	(~20)
Free Cash Flow (non-GAAP measure)	$39	$46	$60	$151	$270 to $290

4.We are providing an outlook for the 2024 growth rates for public cloud ARR, total ARR, recurring revenue, and total revenue in constant currency to provide better visibility into the underlying growth of the business. Teradata calculates public cloud ARR and total ARR in constant currency by calculating the prior period ending public cloud ARR or total ARR, as applicable, using the current period end currency rates. It is impractical to provide a schedule on currency period end rates at a future point in time. Teradata calculates recurring revenue and total revenue in constant currency by using the prior-period results with the current-year monthly average currency rates. See the foreign currency fluctuation schedule on the Investor Relations page of the Company’s website at investor.teradata.com to calculate the anticipated impact of currency on the revenue outlook.

Note to Investors
This release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to opinions, beliefs, and projections of expected future financial and operating performance, business trends, liquidity, and market conditions, among other things. These forward-looking statements are based upon current expectations and assumptions and often can be identified by words such as “expect,” “strive,” “looking ahead,” “outlook,” “guidance,” “forecast,” “anticipate,” “continue,” “plan,” “estimate,” “believe,” “will,” “would,” “likely,” “intend,” “potential,” or similar expressions. Forward-looking statements in this release include our 2024 third quarter and full year financial guidance and the 2024 restructuring actions and related anticipated cost savings, charges, savings reinvestment, and cash expenditures. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially, including those relating to: the global economic environment and business conditions in general, including inflation and/or recessionary conditions; the ability of our suppliers to meet their commitments to us; the timing of purchases, migrations, or expansions by our current and potential customers; the rapidly changing and intensely competitive nature of the information technology industry, the data analytics business, and artificial intelligence capabilities; fluctuations in our operating, capital allocation, and cash flow results; our ability to execute and realize the anticipated benefits of our refreshed brand, business transformation program or restructuring and cost saving initiatives, including the 2024 restructuring actions noted in this release; risks inherent in operating in foreign countries, including sanctions, foreign currency fluctuations, and/or acts of war; risks associated with data privacy, cyberattacks and maintaining secure and effective products for our customers, as well as, internal information technology and control systems; the timely and successful development, production or acquisition, availability and/or market acceptance of new and existing products, product features and services, including for artificial intelligence; tax rates; turnover of our workforce and the ability to attract and retain skilled employees; protecting our intellectual property; availability and successful execution of new alliance and acquisition opportunities; subscription arrangements that may be cancelled or fail to be renewed; the impact on our business and financial reporting from the implementation of a new ERP system and changes in accounting rules; and other factors described from time to time in Teradata’s filings with the U.S. Securities and Exchange Commission, including its most recent annual report on Form 10-K, and subsequent quarterly reports on Forms 10-Q or current reports on Forms 8-K, as well as Teradata’s annual report to stockholders. Teradata does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

About Teradata

At Teradata, we believe that people thrive when empowered with trusted information. We offer the most complete cloud analytics and data platform for AI. By delivering harmonized data and trusted AI, we enable more confident decision-making, unlock faster innovation, and drive the impactful business results organizations need most. See how at Teradata.com

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SCHEDULE A

TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share amounts - unaudited)

	For the Period Ended June 30
	Three Months			Six Months
	2024	2023	% Chg	2024	2023	% Chg
Revenue
Recurring	$368	$371	(1)%	$756	$760	(1)%
Perpetual software licenses, hardware and other	5	13	(62)%	13	26	(50)%
Consulting services	63	78	(19)%	132	152	(13)%
Total revenue	436	462	(6)%	901	938	(4)%
Gross profit
Recurring	258	264		534	555
% of Revenue	70.1%	71.2%		70.6%	73.0%
Perpetual software licenses, hardware and other	—	1		—	3
% of Revenue	—%	7.7%		—%	11.5%
Consulting services	7	11		15	20
% of Revenue	11.1%	14.1%		11.4%	13.2%
Total gross profit	265	276		549	578
% of Revenue	60.8%	59.7%		60.9%	61.6%

Selling, general and administrative expenses	131	167		292	320
Research and development expenses	68	76		143	146
Income from operations	66	33		114	112
% of Revenue	15.1%	7.1%		12.7%	11.9%

Other expense, net	(11)	(9)		(27)	(30)

Income before income taxes	55	24		87	82
% of Revenue	12.6%	5.2%		9.7%	8.7%

Income tax expense	18	7		30	25
% Tax rate	32.7%	29.2%		34.5%	30.5%

Net income	$37	$17		$57	$57
% of Revenue	8.5%	3.7%		6.3%	6.1%

Net income per common share
Basic	$0.38	$0.17		$0.59	$0.56
Diluted	$0.38	$0.17		$0.58	$0.55

Weighted average common shares outstanding
Basic	96.5	101.0		97.0	101.2
Diluted	97.4	102.9		98.9	103.3

SCHEDULE B

TERADATA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions - unaudited)

	June 30, 2024	December 31, 2023	June 30, 2023
Assets
Current assets
Cash and cash equivalents	$301	$486	$504
Accounts receivable, net	248	286	265
Inventories	22	13	9
Other current assets	94	84	102
Total current assets	665	869	880
Property and equipment, net	209	239	250
Right of use assets- operating lease, net	7	9	11
Goodwill	395	398	390
Capitalized contract costs, net	52	68	76
Deferred income taxes	206	221	205
Other assets	88	69	57
Total assets	$1,622	$1,873	$1,869

Liabilities and stockholders' equity
Current liabilities
Current portion of long-term debt	$25	$19	$6
Current portion of finance lease liability	62	66	70
Current portion of operating lease liability	4	6	7
Accounts payable	85	100	113
Payroll and benefits liabilities	85	130	100
Deferred revenue	529	570	526
Other current liabilities	99	105	88
Total current liabilities	889	996	910
Long-term debt	467	480	492
Finance lease liability	48	63	70
Operating lease liability	4	6	8
Pension and other postemployment plan liabilities	93	102	96
Long-term deferred revenue	10	22	7
Deferred tax liabilities	7	8	6
Other liabilities	29	61	62
Total liabilities	1,547	1,738	1,651
Stockholders' equity
Common stock	1	1	1
Paid-in capital	2,131	2,074	2,002
Accumulated deficit	(1,924)	(1,811)	(1,668)
Accumulated other comprehensive loss	(133)	(129)	(117)
Total stockholders' equity	75	135	218
Total liabilities and stockholders' equity	$1,622	$1,873	$1,869

SCHEDULE C

TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions - unaudited)

	For the Period Ended June 30
	Three Months		Six Months
	2024	2023	2024	2023
Operating activities
Net income	$37	$17	$57	$57
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	26	31	53	59
Stock-based compensation expense	29	35	63	63
Deferred income taxes	(4)	(5)	8	2
Loss on Blue Chip Swap	1	—	3	—
Changes in assets and liabilities:
Receivables	63	76	38	99
Inventories	(6)	(2)	(9)	(1)
Current payables and accrued expenses	(34)	11	(64)	(30)
Deferred revenue	(47)	(105)	(53)	(64)
Other assets and liabilities	(22)	(9)	(26)	(27)
Net cash provided by operating activities	43	49	70	158
Investing activities
Expenditures for property and equipment	(3)	(2)	(9)	(6)
Additions to capitalized software	(1)	(1)	(1)	(1)
Business acquisitions and other investing activities, including loss on Blue Chip Swap	(1)	—	(3)	—
Net cash used in investing activities	(5)	(3)	(13)	(7)
Financing activities
Repurchases of common stock	(47)	(70)	(171)	(154)
Repayments of long-term borrowings	(6)	—	(6)	—
Payments of finance leases	(17)	(21)	(37)	(41)
Other financing activities, net	—	6	(6)	(1)
Net cash used in financing activities	(70)	(85)	(220)	(196)
Effect of exchange rate changes on cash and cash equivalents	(5)	(10)	(22)	(20)
Decrease in cash, cash equivalents and restricted cash	(37)	(49)	(185)	(65)
Cash, cash equivalents and restricted cash at beginning of period	338	555	486	571
Cash, cash equivalents and restricted cash at end of period	$301	$506	$301	$506

Supplemental cash flow disclosure:
Non-Cash investing and financing activities:
Assets acquired by finance leases	$7	$29	$18	$59
Assets acquired by operating leases	$1	$3	$1	$4

SCHEDULE D

TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions - unaudited)

	For the Three Months Ended June 30				For the Six Months Ended June 30
	2024	2023	% Change As Reported	% Change Constant Currency(2)	2024	2023	% Change As Reported	% Change Constant Currency(2)
Segment Revenue
Americas	$250	$268	(7)%	(4)%	$527	$560	(6)%	(4)%
EMEA	116	118	(2)%	2%	241	235	3%	4%
APJ	70	76	(8)%	(4)%	133	143	(7)%	(2)%
Total segment revenue	436	462	(6)%	(3)%	901	938	(4)%	(2)%

Segment gross profit
Americas	159	164			336	357
% of Revenue	63.6%	61.2%			63.8%	63.8%
EMEA	71	73			150	147
% of Revenue	61.2%	61.9%			62.2%	62.6%
APJ	41	43			74	82
% of Revenue	58.6%	56.6%			55.6%	57.3%
Total segment gross profit	271	280			560	586
% of Revenue	62.2%	60.6%			62.2%	62.5%

Reconciling items(1)	(6)	(4)			(11)	(8)
Total gross profit	$265	$276			$549	$578
% of Revenue	60.8%	59.7%			60.9%	61.6%

(1) Reconciling items include stock-based compensation, amortization of acquisition-related intangible assets and acquisition, integration and reorganization-related items.
(2) The impact of currency is determined by calculating the prior period results using the current-year monthly average currency rates.